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                                                                    Exhibit 5(a)

                      [LETTERHEAD of BAKER & HOSTETLER LLP]

                               September 26, 2002

Greif Bros. Corporation
425 Winter Road
Delaware, Ohio 43015

          Re: Registration Statement on Form S-4 with respect to $250,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2012 of Greif Bros. Corporation

Dear Sirs:

     We have acted as counsel for Greif Bros. Corporation, a Delaware corporation (the "Issuer"), and each of the subsidiary guarantors (the "Subsidiary Guarantors") of the Issuer identified as Additional Registrants in the Registration Statement (as defined below), in connection with (i) the offer to exchange (the "Exchange Offer") up to $250,000,000 aggregate principal amount of the Issuer's 8 7/8% Senior Subordinated Notes due 2012 (the "Exchange Notes") for its $250,000,000 aggregate principal amount 8 7/8% Senior Subordinated Notes due 2012 (the "Original Notes") that are presently outstanding and (ii) the preparation of the registration statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission by the Issuer and the Subsidiary Guarantors for the purpose of registering the Exchange Notes and certain guarantees under the Securities Act of 1933, as amended (the "Act"). The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of July 31, 2002 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and J.P. Morgan Trust Company, National Association, as Trustee. The Exchange Notes will have the benefit of the guarantees of Subsidiary Guarantors (each, a "Guaranty") provided for in the Indenture.

     In connection with the foregoing, we have examined such records of the Issuer and the Subsidiary Guarantors and such other documents as we deem necessary to render this opinion.

     Based on such examination, we are of the opinion that:

     (a) when the Exchange Notes, substantially in the form as set forth in
Exhibit 4(b) to the Registration Statement, have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Original Notes in

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Greif Bros. Corporation
September 26, 2002
Page 2

accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Issuer and will be entitled to the benefits of the Indenture; and

     (b) when the Exchange Notes have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Original Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Guaranty of each of the Subsidiary Guarantors will be the valid and binding obligation of each of the Subsidiary Guarantors.

     We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                                          Sincerely,

                                                          BAKER & HOSTETLER LLP
                                                          /s/ Amy M. Shepherd

                                                          Amy M. Shepherd

                                                          Partner